SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SPEECHWORKS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FILING PURSUANT TO RULE 14a-6(b)

The following is the text of a supplemental letter mailed on behalf of SpeechWorks International, Inc. to certain SpeechWorks stockholders that have not yet voted in connection with the merger.

SPEECHWORKS INTERNATIONAL, INC.

695 Atlantic Avenue

Boston, Massachusetts 02111

Telephone Number: (617) 428-4444

AN IMPORTANT REMINDER!

August 6, 2003

Dear Stockholder:

We have previously mailed you proxy materials in connection with the upcoming special meeting of SpeechWorks stockholders, which has been called to vote upon a proposed merger of SpeechWorks with a wholly owned subsidiary of ScanSoft, Inc. The meeting is scheduled to be held on Monday, August 11, 2003 at 10:00 am Eastern time. According to our latest records, your proxy instructions for this meeting have not yet been received.

Your Board of Directors recommends that stockholders vote in favor of the adoption of the merger agreement and the approval of the merger. A copy of the merger agreement, and the material details thereof, are included in the proxy materials previously sent to you, dated July 2, 2003. Please promptly take action to ensure that your SpeechWorks shares are represented at the special meeting.

Your vote is very important, regardless of the number of SpeechWorks shares you currently own. Since the time until the special meeting is short, we urge you to vote your shares today, by following either the telephone or internet voting instructions that are enclosed with this letter. Acting now will help ensure that your proxy instructions are received in time for the meeting. Thank you for your prompt attention.

If you own your SpeechWorks shares in street name, please take note that your broker cannot vote your shares for you on this proposal without first receiving your specific voting instructions. Thank you for giving this important matter your prompt attention.

Sincerely,

Stuart R. Patterson

Chief Executive Officer

OTHER MATTERS

Since the mailing of the Joint Proxy Statement/Prospectus, the Company has engaged The Proxy Advisory Group of Strategic Stock Surveillance, LLC, to assist with the solicitation of proxies, for fees and reimbursement of customary expenses that are not expected to exceed $15,000 in the aggregate.

***

Additional Information and Where to Find It

ScanSoft, Inc. filed a registration statement on Form S-4 in connection with the proposed merger, and ScanSoft and SpeechWorks filed with the SEC and mailed to their respective stockholders a joint proxy statement/prospectus in connection with the proposed merger. Investors and security holders are urged to read the joint proxy statement/prospectus because it contains important information about ScanSoft, SpeechWorks and the proposed merger. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus at the Securities and Exchange Commission’s web site at www.sec.gov http://www.sec.gov. A free copy of the joint proxy statement/prospectus may also be obtained by contacting ScanSoft or SpeechWorks.

ScanSoft and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ScanSoft and SpeechWorks in connection with the proposed merger. Information regarding the special interests of these directors and executive officers in the proposed merger is included in the joint proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in ScanSoft’s proxy statement for its 2003 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on or about April 30, 2003. This document is available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and from ScanSoft.

SpeechWorks and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of ScanSoft and SpeechWorks in connection with the proposed merger. Information regarding the special interests of these directors and executive officers in the proposed merger is included in the joint proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in SpeechWorks’ proxy statement for its 2003 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on or about April 25, 2003. This document is available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and from SpeechWorks.